EXHIBIT 21

INFINITY PROPERTY AND CASUALTY CORPORATION

EXHIBIT 21—SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of Infinity at December 31, 2006. All corporations are subsidiaries of Infinity and, if indented, subsidiaries of the company under which they are listed.

Name of Company	Incorporated	Percentage of Ownership
Infinity Financial Centers, LLC	Delaware	100
Infinity Insurance Company	Indiana	100
Infinity Agency of Texas, Inc.	Texas	100
Infinity Assurance Insurance Company [formerly known as TICO Insurance Company]	Ohio	100
Infinity Auto Insurance Company [formerly known as Leader Insurance Company]	Ohio	100
Budget Insurance Premiums, Inc.	Ohio	100
Leader Group, Inc.	Ohio	100
Leader Managing General Agency, Inc.	Texas	100
Infinity Casualty Insurance Company [formerly known as Atlanta Casualty Company]	Ohio	100
Atlanta Casualty Group, Inc.	Georgia	100
Atlanta Casualty General Agency, Inc.	Texas	100
Infinity General Insurance Company [formerly known as Coventry Insurance Company]	Ohio	100
Infinity Indemnity Insurance Company [formerly known as Leader Specialty Insurance Company]	Indiana	100
Infinity National Insurance Company	Indiana	100
Infinity Preferred Insurance Company [formerly known as Leader Preferred Insurance Company]	Ohio	100
Infinity Premier Insurance Company [formerly known as American Premier Insurance Company]	Indiana	100
Infinity Reserve Insurance Company [formerly known as Atlanta Reserve Insurance Company]	Ohio	100
Infinity Safeguard Insurance Company [formerly known as American Deposit Insurance Company]	Ohio	100
Granite Finance Company, Inc.	Texas	100
Infinity Security Insurance Company [formerly known as Regal Insurance Company]	Indiana	100
Infinity Select Insurance Company	Indiana	100
Infinity Specialty Insurance Company [formerly known as Atlanta Specialty Insurance Company]	Ohio	100
Infinity Standard Insurance Company [formerly known as Windsor Insurance Company]	Indiana	100
Infinity County Mutual Insurance Company [formerly known as Great Texas County Mutual Insurance Company]	Texas	(a	)
Infinity Property and Casualty Services, Inc.	Georgia	100
Casualty Underwriters, Inc.	Georgia	51
Windsor Group, Inc.	Georgia	100
Texas Windsor Group, Inc.	Texas	100
The Infinity Group, Inc.	Indiana	100

(a)	Denotes company which is affiliated but not owned.

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